EXHIBIT 10.4

AMENDMENT TO THE TIDEWATER INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PREAMBLE

Tidewater, Inc. (“Employer”) is the sponsor of the Tidewater, Inc. Supplemental Executive Retirement Plan (“Plan”), which was adopted effective July 1, 1991. The Plan document has been amended from time to time, and was restated most recently effective January 1, 2008. On December 10, 2008, the Compensation Committee of Tidewater’s Board of Directors authorized an amendment to the Plan document to provide for a lump-sum payment option generally and for a lump sum payment option on July 1, 2009 for participants who have terminated employment with the Employer. Pursuant to the power of the Employer to amend the Plan document, as provided in Article 10 thereof, the Plan document is hereby amended as provided herein.

I.

Effective December 10, 2008, the third paragraph of Section 7.1 of the Plan document shall be amended to read in its entirety as follows:

The Plan Benefit will be paid in the form of a single life annuity or, if married, in the form of a 50% joint and survivor annuity, unless a different form is elected. The different forms include the forms available under the Pension Plan as well as a lump sum benefit.

The lump sum benefit will be calculated using actuarial factors set forth in the Pension Plan, except that the interest rate used for the purpose of computing a lump sum payment shall be the 10-year Treasury constant maturity rate published in the month prior to the month in which the distribution is payable, plus 225 basis points

If the form of payment is an annuity and therefore, the Plan Benefit commences on the first day of the seventh month following termination of employment, the first payment shall be a catch-up payment equal to the total monthly benefit payments that the Employee would have received if a payment had been made starting with the first day of the month following termination of employment.

II.

Effective December 10, 2008, a new section 7.8 shall be added to the Plan document, to read as follows:

7.8	One-Time Lump Sum Payment Option.

(a)

Each Participant who as of December 10, 2008 has earned a benefit under the Plan but is no longer an Employee of the Employer (an “Eligible Participant”) shall have a one-time option during the period beginning on

December 10, 2008 and ending December 31, 2008 (“Election Window”) to elect to receive a lump sum payment on July 1, 2009, representing the Eligible Participant’s entire interest in the Plan. This Section 7.8 is intended to make use of the transition relief under Code Section 409A, and must be administered so as to comply with the requirements of Paragraph 7.2(b).

(b)

This one-time lump sum benefit will be calculated as stated in the Pension Plan, except that the interest rate used for the purposes of computing a lump sum payment shall be the 10 year Treasury constant maturity rate published in June 2009, plus 225 basis points.

(c)

The Eligible Participant must make the lump-sum-payment election during the Election Window by completing the lump sum option on an election form, dating and signing the form and delivering it to the Company during the Election Window. If the Eligible Participant is receiving benefits on December 10, 2008, and has a survivor annuity form of payment, the survivor annuitant must also consent to the lump sum payment election on the form. If the election form is not returned by the Eligible Participant during the Election Window or if the Eligible Participant does return the form but does not properly elect on the form to receive a lump sum payment, the Eligible Participant will only be eligible to receive in the future or to continue receiving, as the case may be, annuity based payments under the Plan. As of December 31, 2008, the election made (or the failure to make an election) by the Eligible Participant (and spouse or other joint annuitant, if applicable) is final and binding on and irrevocable and unamendable by the Eligible Participant, his estate, successors, beneficiaries and survivor annuitants, and may not be changed.

(d)

If an Eligible Participant who is receiving annuity payments as of December 10, 2008 elects to receive a lump sum payment during the Election Window, the annuity payments will continue to the Participant, or the Participant’s survivor annuitant, if any, through the June 2009 payment. The annuity payments will thereafter cease.

(e)

If an Eligible Participant elects during the Election Window to take a lump sum payment, the lump sum payment will be made on July 1, 2009 to the Eligible Participant, or if the Eligible Participant dies before July 1, 2009, the lump sum payment will be made to the Participant’s survivor annuitant, if any, or the Participant’s beneficiaries.

[Signatures on following page]

ATTEST:

Secretary (Corporate Seal)

EXECUTED effective this              day of                         , 2008.

WITNESSES:	TIDEWATER INC.

	By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom Executive Vice President, General Counsel and Secretary

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